Exhibit 99.1

Intermolecular Announces First Quarter 2013 Financial Results
Recent CDP and IP Agreements with Micron and Epistar -Further Expanding in Memory, and Diversifying into LED
SAN JOSE, Calif., April 25, 2013 -- Intermolecular, Inc. (NASDAQ: IMI)-accelerating research and development (R&D) for semiconductor and clean energy industries-today announced results for its first quarter ended March 31, 2013.
Revenue for the first quarter of 2013 was $17.4 million, representing 6% growth on a year-over-year basis. Collaborative development program (or CDP) revenue was $10.9 million for the quarter, compared to $12.2 million in the prior year. Licensing and royalty revenue was $3.4 million, compared to $3.5 million for the same period a year ago. Product revenue was $3.1 million compared to $0.7 million reported in the year-ago period.
Gross margin in the first quarter of 2013 was 55.0%, as compared to 62.5% in the fourth quarter of 2012. The decline primarily reflected a sequential change in revenue mix, as the fourth quarter of 2012 benefited from an IP asset sale, which contributed to higher-margin licensing and royalty revenue of $5.8 million, or 33.3% of total revenue, compared to $3.4 million, or 19.6% of total revenue, in the first quarter of 2013.
For the first quarter of 2013, the Company reported a net loss of $(1.5) million or $(0.03) per share, compared to a net loss of $(0.2) million, or $(0.00) per share for the first quarter of 2012.
Intermolecular reports revenue, costs of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measure, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.
On a non-GAAP basis, the Company reported a net loss of $(0.1) million or $(0.00) per share, compared to net income of $0.6 million, or $0.01 per share in the first quarter of 2012.
“So far in 2013, we've made significant progress expanding and diversifying the business - in April, we announced a milestone, multi-year CDP and IP licensing agreement with Micron, which ensures monetization of our developed technology and IP in DRAM, and expands our licensing opportunity to Micron's non-volatile memory products,” said David Lazovsky, President and CEO of Intermolecular, Inc. “By signing Epistar, a top five LED device manufacturer, to a CDP and royalty-bearing IP licensing agreement, we continue to execute on our growth and diversification strategy. In addition, in Q2 we expect to re-align our CDP engagement with GLOBALFOUNDRIES to focus on their highest priority projects. While this would be expected to reduce our near-term CDP revenue from GLOBALFOUNDRIES it should facilitate future growth of royalty revenue from them as we will be more focused on their critical path projects.”
Cash flows from operations for the first quarter of 2013 were $3.8 million, primarily resulting from licensing and scheduled service prepayments. The Company invested $1.5 million in capital expenditures in the first quarter, and ended the quarter with cash and investments of $81.0 million.
Outlook for Second Quarter 2013
The following statements are based on current expectations for the second quarter of 2013.

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The Company projects revenue in the range of $16.0 to $17.0 million. This revenue projection includes $12.3 million from reported backlog as of March 31, 2013, and also takes into account the expected re-alignment of the Company's CDP program with GLOBALFOUNDRIES.

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Non-GAAP net income, excluding stock-based compensation expense, is projected between a non-GAAP net loss of ($1.0) million and breakeven, or between ($0.02) per share to $0.00 per share, on approximately 45 million basic and 49 million diluted shares outstanding.

Conference Call Today
Intermolecular will hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today with David Lazovsky, President and Chief Executive Officer, and Peter Eidelman, Chief Financial Officer, to discuss first quarter 2013 results and other business developments.
The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular's Website at http://ir.intermolecular.com for up to 30 days after the call.
About Intermolecular, Inc.
Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean energy industries. The approach consists of the Company's proprietary High Productivity Combinatorial (HPC™) platform, coupled with its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. "Intermolecular" and the Intermolecular logo are registered trademarks; and "HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.
Forward-Looking Statements
Statements made in this press release and the related earnings conference call that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to; expectations regarding our future revenue and non-GAAP net income for the second quarter of 2013; the extent to which second quarter 2013 revenue will incorporate backlog from the end of the first quarter; the anticipated closing of Micron's acquisition of Elpida; the scope of the opportunities with Micron and Epistar under the new agreements; the extent to which the new agreements with Micron and Epistar can demonstrate the value of the HPC platform and our ability to develop innovative technology and IP that yield a sustained, competitive advantage for our customers; the impact of the narrower scope of CDP activities with GLOBALFOUNDRIES. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to our revenue mix; the extent to which our backlog will convert to revenue; technical progress under our collaborative development programs with our customers; expectations of customers with respect to their business and technology in 2013 and beyond, including but not limited to implementation of their technology roadmaps (including timing), performance relative to the competitors in their respective fields, and successful volume manufacturing and commercialization of products that incorporate our technology; the scalability of our financial model and future earnings leverage; the pending acquisition of Elpida by Micron and the anticipated impact to our business if the acquisition closes; the size of potential market opportunities in the semiconductor and clean energy industries in general, as well as in particular market segments (including but not limited to LED) within each industry; our anticipated successful expansion into some of these market segments, and anticipated growth in our current markets through expansion of existing customer CDPs and the entry into CDPs with new customers; the results of future discussions with GLOBALFOUNDRIES regarding the scope of our CDP; our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve and sustain profitability; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers; our ability to manage the growth of our business; the rapid technology changes and volatility in the semiconductor industry; the early stage of development of the clean energy industry; our potential need for future capital to finance our operations; and other risks described in our 2012 Form 10-K as filed with the SEC and available at www.sec.gov, particularly in the section titled "Risk Factors." Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue:
Collaborative development program and services revenue	$10,903	$12,195
Product revenue	3,104	678
Licensing and royalty revenue	3,426	3,509
Total revenue	17,433	16,382
Cost of revenue	7,843	7,188
Gross profit	9,590	9,194

Operating expenses:
Research and development	6,172	5,068
Sales and marketing	1,637	1,240
General and administrative	2,992	2,818
Total operating expenses	10,801	9,126

Operating (loss) income	(1,211)	68
Interest expense, net	(250)	(249)
Other expense, net	(19)	(6)
Loss before provision for income taxes	(1,480)	(187)
Income tax provision (benefit)	6	(1)
Net loss	$(1,486)	$(186)

Basic and diluted net loss per common share	$(0.03)	$(0.00)

Shares used in basic and diluted net loss per common share	44,139	42,241

Intermolecular, Inc.
Condensed Consolidated Balance Sheets
(In thousands, Unaudited)

	As of March 31,	As of December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$79,981	$78,283
Marketable securities	1,001	—
Total cash, cash equivalents and marketable securities	80,982	78,283
Accounts receivable, net	7,559	8,330
Inventory, current portion	1,625	1,631
Prepaid expenses and other current assets	1,399	1,361
Total current assets	91,565	89,605

Inventory, net of current portion	4,230	3,160
Property and equipment, net	23,368	24,058
Intangible assets, net	6,836	6,671
Other assets	180	191
Total assets	$126,179	$123,685

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,522	$971
Accrued compensation and employee benefits	2,452	3,397
Deferred revenue	5,281	3,130
Accrued liabilities	3,951	3,386
Note payable	26,276	26,514
Total current liabilities	39,482	37,398

Other long-term liabilities	621	770
Total liabilities	40,103	38,168

Stockholders’ equity:
Common stock	45	44
Additional paid-in capital	188,822	186,778
Accumulated deficit	(102,791)	(101,305)
Total stockholders’ equity	86,076	85,517
Total liabilities and stockholders’ equity	$126,179	$123,685

Intermolecular, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands, Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,486)	$(186)
Adjustments to reconcile net loss to net cash provided by
Depreciation and amortization	2,201	1,852
Stock-based compensation	1,400	827
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(10)	385
Inventory	(671)	(1,698)
Accounts receivable	771	5,096
Accounts payable	9	(412)
Accrued and other liabilities	(525)	(1,044)
Deferred revenue	2,151	(3,071)
Net cash provided by operating activities	3,840	1,749
Cash flows from investing activities:
Purchase of short-term investments	(1,001)	(1,251)
Purchase of property and equipment	(1,423)	(333)
Capitalized intangible assets	(108)	(327)
Net cash used in investing activities	(2,532)	(1,911)
Cash flows from financing activities:
Payment of debt	(238)	(114)
Proceeds from exercise of common stock options	628	121
Net cash provided by financing activities	390	7
Net increase (decrease) in cash and cash equivalents	1,698	(155)
Cash and cash equivalents at beginning of period	78,283	81,002
Cash and cash equivalents at end of period	$79,981	$80,847

Non-GAAP Financial Measures
To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular's core operating results. We believe that the non-GAAP measures of revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess financial performance, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts, Unaudited)

	Three Months Ended March 31, 2013
	GAAP Results	Stock-based Compensation	Non-GAAP Results
Revenue:
Collaborative development program and services revenue	$10,903	—	$10,903
Product revenue	3,104	—	3,104
Licensing and royalty revenue	3,426	—	3,426
Total revenue	17,433	—	17,433
Cost of revenue (a)	7,843	(374)	7,469
Gross profit	9,590	374	9,964

Operating expenses:
Research and development (a)	6,172	(395)	5,777
Sales and marketing (a)	1,637	(280)	1,357
General and administrative (a)	2,992	(351)	2,641
Total operating expenses	10,801	(1,026)	9,775

Operating (loss) income	(1,211)	1,400	189
Interest expense, net	(250)	—	(250)
Other expense, net	(19)	—	(19)
Loss before provision for income taxes	(1,480)	1,400	(80)
Income tax provision	6	—	6
Net loss	$(1,486)	1,400	$(86)

Basic and diluted net loss per common share	$(0.03)		$(0.00)

Shares used in basic and diluted net loss per common share	44,139		44,139

(a) Stock-based Compensation reflects expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

Intermolecular, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended March 31,
	2013	2012

GAAP cost of net revenue	$7,843	$7,188
Stock-based compensation expense (a)	(374)	(284)
Non-GAAP cost of net revenue	$7,469	$6,904

GAAP gross profit	$9,590	$9,194
Stock-based compensation expense (a)	374	284
Non-GAAP gross profit	$9,964	$9,478

As a percentage of net revenue:
GAAP gross margin	55.0%	56.1%
Non-GAAP gross margin	57.2%	57.9%

GAAP operating (loss) income	$(1,211)	$68
Stock-based compensation expense (a):
Cost of net revenue	374	284
Research and development	395	209
Sales and marketing	280	125
General and administrative	351	209
Non-GAAP operating income	$189	$895

GAAP net loss	$(1,486)	$(186)
Stock-based compensation expense (a)	1,400	827
Non-GAAP net (loss) income	$(86)	$641

Shares used in computing Non-GAAP basic earnings per share	44,139	42,241

Shares used in computing Non-GAAP diluted earnings per share	44,139	46,875

Non-GAAP earnings per share:
Basic net (loss) income per common share	$(0.00)	$0.02

Diluted net (loss) income per common share	$(0.00)	$0.01

(a) Stock-based Compensation reflects expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

CONTACTS:

Press Contact
David Moreno
MCA Public Relations
dmoreno@mcapr.com
+1.650.968.8900 x125

Investors
Gary Hsueh
Intermolecular, Inc.
Sr. Director of Corporate Development and Investor Relations
gary.hsueh@intermolecular.com
+1.408.582.5635